UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2026

M2i GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-229748	37-1904036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

885 Tahoe Blvd. Incline Village, NV	89451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 909-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2026, M2i Global, Inc. (the “Company”) filed a Certificate of Amendment (the “Charter Amendment”) to its articles of incorporation, as amended (the “Charter”), with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) to increase the number of authorized shares of the preferred stock that the Company may issue from time to time, from 100,000 shares to 10,000,000 shares, par value $0.001 per share (the “Preferred Stock”), which shares are classified as “blank check” preferred stock, par value $0.0001 per share. As of the date of the Charter Amendment, 100,000 shares of Series A Super-Voting Preferred Stock were issued and outstanding.

The authorization of the Company’s board of directors (the “Board”) to file the Charter Amendment with the Nevada Secretary of State was approved by the Company’s stockholders pursuant to a majority written consent approving the corporate action, on January 20, 2026. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of M2i Global, Inc., filed with the Secretary of State of the State of Nevada on January 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i GLOBAL, INC.

January 27, 2026	By:	/s/ Alberto Rosende
	Name:	Alberto Rosende
	Title:	Chief Executive Officer